Exhibit 10.1

SPRINKLR, INC.

AMENDED AND RESTATED

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Each member of the Board of Directors (the “Board”) who is not also serving as an employee of or consultant to Sprinklr, Inc. (the “Company”) or any of its subsidiaries (each such member, an “Eligible Director”) will receive the compensation described in this Amended and Restated Non-Employee Director Compensation Policy (this “Policy”) for his or her service on the Board.

An Eligible Director may decline all or a portion of their compensation by giving notice to the Company prior to the date on which quarterly cash payments are to be paid, or equity awards are to be granted, subject to compliance with applicable tax laws. This policy is effective as of May 27, 2026 (the “Effective Date”) and may be amended at any time by the Board or the Compensation Committee of the Board (the “Compensation Committee”).

Annual Cash Compensation

The annual cash compensation amounts set forth below are payable to Eligible Directors in arrears in four equal quarterly installments following the Company’s annual stockholder meeting (“Annual Meeting”). If an Eligible Director joins or departs the Board and/or joins or ceases a role on a committee of the Board (a “Committee”) at a time other than effective as of the date of the Company’s annual stockholder meeting, such Eligible Director shall, with respect to the quarter of partial service, as applicable, receive a pro-rata portion of the cash compensation, which will be pro-rated based on the number of actual days served by the Eligible Director on the Board and/or applicable Committee and Committee role during such quarter. All cash retainer fees are vested upon payment.

1.	Annual Board Service Retainer to All Eligible Directors: $40,000

2.	Additional Annual Committee Chair Service Retainer:

a.	Chair of the Audit Committee: $20,000

b.	Chair of the Compensation Committee: $16,500

c.	Chair of the Nominating and Corporate Governance Committee: $10,000

d.	Chair of the Strategy Committee: $16,500

3.	Additional Annual Committee Member Service Retainer (other than Committee Chairs):

a.	Member of the Audit Committee: $10,000

b.	Member of the Compensation Committee: $8,000

c.	Member of the Nominating and Corporate Governance Committee: $5,000

d.	Member of the Strategy Committee: $8,000

1.

Equity Compensation

The restricted stock unit awards (each an “RSU Award” and collectively, the “RSU Awards”) set forth below will be granted under the Company’s 2021 Equity Incentive Plan, as may be amended from time to time (the “Plan”). All RSU Awards granted under this Policy will be documented on the applicable form of equity award agreement most recently approved for use by the Board or the Compensation Committee for Eligible Directors.

1.	Initial Grant:

a.

All Eligible Directors: For each Eligible Director who is first elected or appointed to the Board following the Effective Date, on the date of such Eligible Director’s initial election or appointment to the Board (or, if such date is not a market trading day, the first market trading day thereafter), the Eligible Director will be automatically, and without further action by the Board or the Compensation Committee, granted an RSU Award with a grant date value of $200,000 (“Initial Grant”), calculated in accordance with Section 3 below.

b.

Additional Initial Grant to LID: With respect to an Eligible Director who is first elected or appointed to the Board as the Board’s Lead Independent Director (“LID”) on the date of an Annual Meeting held after the Effective Date, on the date of such Annual Meeting (or, if such date is not a market trading day, the first market trading day thereafter), the LID will be automatically, and without further action by the Board or the Compensation Committee, granted an additional RSU Award with a grant date value of $25,000 (“LID Initial Grant”), calculated in accordance with Section 3 below.

With respect to an LID who is first elected or appointed to the Board (or if the LID was already a member of the Board and is appointed to the role of LID) on a date other than the date of an Annual Meeting, such LID Initial Grant shall be pro-rated, by multiplying the LID Initial Grant amount by a fraction, (i) the numerator of which is 12, less the number of full months that have elapsed since the date of the Company’s last Annual Meeting through the date of the LID’s election or appointment, and (ii) the denominator of which is 12, to reflect the LID’s partial year of service.

c.

Additional Initial Grant to Chair: With respect to an Eligible Director who is first elected or appointed to the Board as the Board’s Chair (“Chair”) on the date of an Annual Meeting held after the Effective Date, on the date of such Annual Meeting (or, if such date is not a market trading day, the first market trading day thereafter), the Chair will be automatically, and without further action by the Board or the Compensation Committee, granted an additional RSU Award with a grant date value of $75,000 (“Chair Initial Grant”), calculated in accordance with Section 3 below.

With respect to a Chair who is first elected or appointed to the Board (or if the Chair was already a member of the Board and is appointed to the role of Chair) on a date other than the date of an Annual Meeting, such Chair Initial Grant shall be pro-rated, by multiplying the Chair Initial Grant amount by a fraction, (i) the numerator of which is 12, less the number of full months that have elapsed since the date of the Company’s last Annual Meeting through the date of the Chair’s election or appointment, and (ii) the denominator of which is 12, to reflect the Chair’s partial year of service.

2.

The Initial Grant, LID Initial Grant and Chair Initial Grant will vest in full on the first anniversary of the date of grant, subject to the Eligible Director’s Continuous Service (as defined in the Plan) through such vesting date.

2.	Annual Grant:

a.

All Eligible Directors: On the date of each Annual Meeting held after the Effective Date, each Eligible Director who continues to serve as a non-employee member of the Board following such Annual Meeting (excluding any Eligible Director who was first appointed or elected to the Board at such Annual Meeting) will be automatically, and without further action by the Board or the Compensation Committee, granted an RSU Award with a grant date value of $200,000 (“Annual Grant”), calculated in accordance with Section 3 below.

With respect to an Eligible Director (including the LID) who was first elected or appointed to the Board on a date other than the date of an Annual Meeting, upon the Company’s first Annual Meeting following such Eligible Director joining the Board, such Eligible Director’s Annual Grant will be pro-rated, calculated using the applicable Annual Grant amount, multiplied by a fraction, (i) the numerator of which is the number of full months from the date such Eligible Director was first elected or appointed to the Board through the date of the first Annual Meeting following such Eligible Director joining the Board, and (ii) the denominator of which is 12, to reflect such Eligible Director’s partial year of service on the Board.

b.

Additional Annual Grant to LID: On the date of each Annual Meeting held after the Effective Date, the LID (excluding any LID who was first appointed or elected to the role of LID at such Annual Meeting) who continues to serve as the LID following such Annual Meeting will be automatically, and without further action by the Board or the Compensation Committee, granted an additional RSU Award with a grant date value of $25,000 (“LID Annual Grant”), calculated in accordance with Section 3 below.

c.

Additional Annual Grant to Chair: On the date of each Annual Meeting held after the Effective Date, the Chair (excluding any Chair who was first appointed or elected to the role of Chair at such Annual Meeting) who continues to serve as the Chair following such Annual Meeting will be automatically, and without further action by the Board or the Compensation Committee, granted an additional RSU Award with a grant date value of $75,000 (“Chair Annual Grant”), calculated in accordance with Section 3 below.

The Annual Grant, LID Annual Grant and Chair Annual Grant will vest in full on the earlier of (x) the first anniversary of the grant date or (y) the day prior to the date of the Company’s next Annual Meeting, in each case, subject to the Eligible Director’s Continuous Service through such vesting date.

3.

3.

Calculation of RSU Awards: The number of shares of Class A Common Stock subject to each RSU Award shall be determined by dividing the stated value of each RSU Award by the Fair Market Value (as defined in the Plan) per share of our Class A Common Stock on the grant date, rounded down to the nearest whole share.

4.

Change in Control: In the event of a Change in Control (as defined in the Plan), any unvested portion of the Initial Grant, LID Initial Grant, Chair Initial Grant, Annual Grant, LID Annual Grant and Chair Annual Grant will vest in full as of immediately prior to the effective time of such Change in Control, subject to the applicable Eligible Director’s Continuous Service through the effective date of the Change in Control.

Non-Employee Director Compensation Limit

Notwithstanding the foregoing, the aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director (as defined in the Plan) shall in no event exceed the limits set forth in Section 3(d) of the Plan or any limitations contained in any successor plan.

Expenses

The Company will reimburse each Eligible Director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and Committee meetings; provided, that the Eligible Director timely submit to the Company appropriate documentation substantiating such expenses in accordance with the Company’s travel and expense policy, as in effect from time to time.

Election to Convert Annual Cash Compensation to Equity Compensation

1.

Election to Receive Retainer Grant: Each Eligible Director may elect to receive his or her annual cash compensation for the subsequent year of service in the form of an RSU Award (each, a “Retainer Grant”) if an election is timely made in accordance with the requirements of this Policy (such election, a “Retainer Grant Election”). If an Eligible Director timely makes a Retainer Grant Election, then on the date of each Annual Meeting held after such timely Retainer Grant Election, and without any further action by the Board or the Compensation Committee, such Eligible Director who continues to serve as a non-employee member of the Board following such Annual Meeting will automatically be granted an RSU Award with the number of shares of Class A Common Stock subject to the RSU Award equal to (a) the aggregate amount of annual cash compensation otherwise payable to such Eligible Director as determined based on the Eligible Director’s role and Committee membership on the date of such Annual Meeting, divided by (b) the Fair Market Value per share on such date, rounded down to the nearest whole share. Each Retainer Grant will vest in four substantially equal quarterly installments following the date of such Annual Meeting on each date that the corresponding annual cash compensation would have been paid, in each case, subject to

4.

the Eligible Director’s Continuous Service through each such vesting date; provided that, in the event of a Change in Control, any unvested portion of the Retainer Grant will vest in full as of immediately prior to such Change in Control, subject to the Eligible Director’s Continuous Service through the effective date of the Change in Control (the “Retainer Grant Vesting Schedule”).

2.

Election Mechanics: A Retainer Grant Election must be submitted to the Company’s General Counsel (or such other individual as the Company designates) in writing prior to the Annual Meeting at which such Retainer Grant Election is to be effective (or such other time as determined by the Board or Compensation Committee prior to each Annual Meeting) (the “Retainer Grant Election Deadline”) in order for a Retainer Grant Election to become effective and a Retainer Grant to be granted beginning on the date of such Annual Meeting. An Eligible Director may only make a Retainer Grant Election during a period in which the Company is not in a quarterly or special blackout period and the Eligible Director is not aware of any material non-public information. Once a Retainer Grant Election is properly submitted, it will be in effect and automatically applicable to cash compensation that would otherwise be earned and payable in cash under the “Annual Cash Compensation” section above, commencing on the date of each Annual Meeting following the Retainer Grant Election unless the Eligible Director timely revokes such election in accordance with this Policy. An Eligible Director who fails to make a timely Retainer Grant Election by the Retainer Grant Election Deadline prior to an Annual Meeting will not receive a Retainer Grant at such Annual Meeting and will instead receive the cash compensation described under the “Annual Cash Compensation” section above for the year of service following such Annual Meeting and such Retainer Grant will be effective beginning from the Company’s subsequent Annual Meeting if not revoked in accordance with this Policy.

3.

Revocation Mechanics: The revocation of any previously submitted Retainer Grant Election must be submitted to the Company’s General Counsel (or such other individual as the Company designates) in writing by the Retainer Grant Election Deadline. An Eligible Director may only revoke a Retainer Grant Election during a period in which the Company is not in a quarterly or special blackout period and the Eligible Director is not aware of any material non-public information. Following such revocation, no Retainer Grant Election will be in effect for such Eligible Director unless and until the Eligible Director timely submits a new Retainer Grant Election in accordance with the election procedures specified above. Any revocation of a previously submitted Retainer Grant Election will only apply to such annual cash compensation not previously issued in the form of an RSU Award under the “Election to Receive Retainer Grant” section above.

5.